EXHIBIT 4.1

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of May 30, 2003 (this “Agreement”), among Huttig Building Products, Inc., a Delaware corporation (“Huttig”), the domestic subsidiaries of Huttig party hereto, as joint and several borrowers, the Lenders party hereto, and JPMorgan Chase Bank, as administrative and collateral agent for the Lenders (in such capacities, together with its successors in such capacities, the “Agent”).

WITNESSETH:

WHEREAS, Huttig, certain domestic subsidiaries of Huttig, the Lenders named therein, the Agent, and certain other parties thereto have entered into that certain Credit Agreement dated as of August 12, 2002 (as amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement); and

WHEREAS, the Borrowers have requested that the Lenders and the Agent amend certain provisions of the Credit Agreement, and the Lenders and the Agent are willing so to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the Borrowers, the Lenders, and the Agent hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1    Definitions. The following new definition is hereby inserted into Section 1.01 of the Credit Agreement in its proper alphabetical order:

“Monthly Average Collateral Availability” means, for any Fiscal Month, the amount by which (a) the daily average Borrowing Base during such Fiscal Month exceeds (b) the daily average Total Exposure during such Fiscal Month.

Section 1.2    Amended Fixed Charge Coverage Ratio Covenant. Section 8.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 8.01    Minimum Fixed Charge Coverage Ratio. As of the end of any Fiscal Month, if the Monthly Average Collateral Availability during such Fiscal Month was less than the amount set forth below with respect to such Fiscal Month, the Borrowers shall have a Fixed Charge Coverage Ratio of not less than the amount set forth below with respect to such Fiscal Month.

Fiscal Month	Monthly Average Collateral Availability	Minimum Fixed Charge Coverage Ratio
March 2003 through August 2003	$15,000,000	1.01

September 2003	$15,000,000	1.10

October 2003 through November 2003	$20,000,000	1.10

December 2003 through May 2004	$20,000,000	1.15

June 2004 through November 2004	$20,000,000	1.20

December 2004 through the Maturity Date	$20,000,000	1.25

ARTICLE II

CONDITIONS TO CLOSING

The effectiveness of this Agreement is subject to the satisfaction of the following conditions:

(a)    First Amendment. Each of the Borrowers and the Required Lenders shall have delivered a duly executed counterpart of this Agreement to the Agent.

(b)    Officer’s Certificate. The Borrowers shall have delivered to the Agent a certificate of a duly authorized officer of each of the Borrowers dated the date of this Agreement, in form and substance satisfactory to the Agent, to the effect that, after giving effect to this Agreement, (a) all of the representations and warranties set forth in the Facility Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, (b) none of the Borrowers is in violation of any of the covenants contained in this Agreement and the other Facility Documents, and (c) no Default or Event of Default has occurred and is continuing.

(c)    Amendment Fee. The Borrowers shall have paid to the Agent for the pro rata account of the Lenders party hereto a nonrefundable amendment fee of $100,000.

(d)    Agent Fees and Expenses. The Borrowers shall have paid all fees and expenses (including, without limitation, legal fees and expenses) incurred by the Agent in connection with this Agreement.

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ARTICLE III

MISCELLANEOUS

Section 3.1    No Waiver. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agent or any Lender under the Facility Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Facility Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Facility Documents in similar or different circumstances.

Section 3.2    No Representations by Lenders or Agent. Each Borrower hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by any Lender or the Agent, other than those expressly contained herein, in entering into this Agreement.

Section 3.3    Representations of the Borrower. Each Borrower represents and warrants to the Agent and the Lenders that, after giving effect to this Agreement, (a) the representations and warranties set forth in the Facility Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, (b) none of the Borrowers is in violation of any of the covenants contained in this Agreement and the other Facility Documents, and (c) no Default or Event of Default has occurred and is continuing.

Section 3.4    Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders and the Agent.

Section 3.5    Headings. The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

Section 3.6    Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

Section 3.7    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 3.8    Governing Law. The whole of this Agreement and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with,

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the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.

Section 3.9    Jurisdiction, Venue and Service. Each of the Borrowers hereby irrevocably consents and submits to the nonexclusive jurisdiction and venue of all federal and state courts located in the County of New York, State of New York and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed, in connection with any action or proceeding arising out of, under or relating to this Agreement. At the option of the Agent, upon the instructions of the Required Lenders, the Borrowers may be joined in any action or proceeding commenced by the Agent or the Lenders against any Borrower or Guarantor in connection with or based on this Agreement, and recovery may be had against the Borrowers in such action or proceeding or in any independent action or proceeding against the Borrowers, without any requirement that the Agent or the Lenders first assert, prosecute or exhaust any remedy or claim against any Borrower or Guarantor. Each of the Borrowers hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of, under or relating to this Agreement brought in any federal or state court located in the County of New York, State of New York, and hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 3.10    Waiver of Jury Trial. EACH OF THE AGENT, THE LENDERS, AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY. IN ADDITION, EACH OF THE AGENT, THE LENDERS, AND THE BORROWERS WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF LACHES AND ANY SET-OFF OR COUNTER CLAIM OF ANY NATURE OR DESCRIPTION. EACH OF THE AGENT, THE LENDERS, AND THE BORROWERS ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE FREELY MADE.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:

HUTTIG BUILDING PRODUCTS, INC., a Delaware corporation

By:	/S/ THOMAS S. McHUGH
Name:	Thomas S. McHugh
Title:	Vice President—Finance & Chief Financial Officer

HUTTIG, INC., a Delaware corporation

By:	/S/ THOMAS S. McHUGH
Name:	Thomas S. McHugh
Title:	Vice President—Finance & Chief Financial Officer

JPMORGAN CHASE BANK, as Agent and as a Lender

By:	/S/ JAMES L. SLOAN
Name:	James L. Sloan
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/S/ DAN PETRIK
Name:	Dan Petrik
Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:	/S/ DAVID B. VANDE VEN
Name:	David B. Vande Ven
Title:	Commercial Banking Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/S/ LEANNE C. MANNING
Name:	Leanne C. Manning
Title:	Duly Authorized Signatory

TRANSAMERICA BUSINESS CAPITAL CORPORATION, as a Lender

By:	/S/ STEPHEN K. GOETSCHIUS
Name:	Stephen K. Goetschius
Title:	Senior Vice President

CONGRESS FINANCIAL CORPORATION (CENTRAL), as a Lender

By:	/S/ GAROND C. WORDELL
Name:	Garond C. Wordell
Title:	VP

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/S/ MARK D. HEFFEMAN
Name:	Mark D. Heffeman
Title:	Asst. Vice President